UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 26, 2023

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 001-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2099

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elimination of Executive Chairman Position

On June 26, 2023, Robert A. Whitman, who currently serves as both Chairman of the Board and Executive Chairman, sent communication to the Board of Directors (the Board) of Franklin Covey Co. (the Company) suggesting that, consistent with the Chief Executive Officer (CEO) transition framework established by the Board nearly two years ago, and based on the current strength of the Company’s business and operations, and Mr. Walker’s strong and effective leadership since his appointment as the Company’s CEO, he believed it was time for him to transition from serving as both Chairman of the Board and Executive Chairman to serving solely as the Chairman of the Board. Agreeing with Mr. Whitman’s evaluation, on June 27, 2023, the Board determined that effective September 1, 2023, Robert A. Whitman will no longer serve as Executive Chairman of the Board of Directors, but will continue to serve as Chairman of the Board. During his tenure as Executive Chairman, the Company has drawn on Mr. Whitman’s expertise and extensive knowledge of the Company and its operations to focus on the following key objectives:

•Advise the Company during the transition of Paul S. Walker to the CEO;

•Focus efforts on corporate strategy, innovations, key financial matters, and capital transactions;

•As requested by the CEO or the Board, attend meetings with Company leadership, business partners, employees, and others;

•Assist the Board with its oversight of the Company’s risks;

•Communicate with both internal and external stakeholders, as appropriate;

•Act as a liaison between the Board and management; and

•Create alignment with the Board and management and supporting the execution of the Company’s strategy.

The Company’s Board of Directors and executive leadership team wishes to express its thanks to Mr. Whitman for his years of dedicated service and looks forward to his continued contributions as Chairman of the Board.

Following his transition from the role of Executive Chairman, as Chairman, Mr. Whitman intends to continue to do everything he can to assist management and the Board in any way asked. Mr. Whitman is also expected to be appointed to the Company’s Growth and Innovations Committee. Mr. Whitman’s compensation will change to an annual cash retainer of $190,000 for his service as Chairman and $10,000 for his service on the Growth and Innovations Committee. Payment for these services will be received in quarterly installments consistent with other members of the Board. Mr. Whitman will also be eligible to participate in the annual Board of Director unvested stock award, which was $120,000 in fiscal 2023. As a result of the transition from his service as Executive Chairman, Mr. Whitman will no longer be eligible to participate in the Company’s long-term incentive plan stock awards or other Company employee benefits.

Mr. Whitman has served as the Company’s Chairman of the Board since June 1999 and was CEO from January 2000 through August 31, 2021. Mr. Whitman’s service as Executive Chairman and Chairman of the Board of Directors began on September 1, 2021 and is expected to continue through August 31, 2023. Mr. Whitman’s biographical information may be found in Item 1 of the Company’s annual report on Form 10-K which was filed with the Commission on November 14, 2022 and is incorporated by reference herein.

Appointment of Director

Effective July 1, 2023, the Board appointed Paul S. Walker as a member of the Company’s Board of Directors. The Board of Directors believes Mr. Walker’s strong and successful leadership of the Company during his service as CEO combined with his extensive knowledge of the Company’s industry and operations provide him with the necessary skills and relevant abilities to effectively serve on the Board. Mr. Walker is expected to be appointed to serve on the Company’s Growth and Innovations Committee. Mr. Walker will not receive any additional compensation for his service on the Board, but will continue to receive compensation for his service as Chief Executive Officer. A description of Mr. Walker’s compensation for the fiscal year ended August 31, 2022, may be found under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in the Company’s proxy statement filed with the Commission on December 19, 2022, and is incorporated by reference herein. Mr. Walker is being appointed for a term of service scheduled to expire at the annual meeting of shareholders to be held following the end of fiscal 2023.

Mr. Walker’s biographical information may be found in Item 1 of the Company’s annual report on Form 10-K which was filed with the Commission on November 14, 2022 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: June 28, 2023	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer